Exhbit 99.2

COUNTERPART SIGNATURE PAGE TO
STOCKHOLDERS AGREEMENT DATED JUNE 30, 2006

The undersigned, Adagio Trust Co., hereby executes this Counterpart Signature Page to the Stockholders Agreement (the “Agreement”) dated as of June 30, 2006 among Edward J. Shoen, individually and as Trustee of the MVS 028 Trust, Mark V. Shoen, individually and as Trustee of the EJS 028 Trust, James P. Shoen, individually, JPS Partners, Ltd., Rosemarie T. Donovan, as Trustee of the various Shoen Irrevocable Trusts, each dated as of November 2, 1998 fbo Rose S. Shoen, Sarah K. Shoen, Ann M. Shoen, Mary C. Shoen and James P. Shoen II, respectively, Blackwater Investments, Inc., Southwest Fiduciary, Inc., as Trustee under that “C” Irrevocable Trust dated December 20, 1982 (Mark V. Shoen, Grantor), Southwest Fiduciary, Inc., as Trustee under that “C” Irrevocable Trust dated December 20, 1982 (James P. Shoen, Grantor), and Southwest Fiduciary, Inc., as Trustee under that “C” Irrevocable Trust dated December 20, 1982 (Edward J. Shoen, Grantor).

WHEREAS, the trusteeship of the “C” Irrevocable Trust dated December 20, 1982 (James P. Shoen, Grantor) has changed from Southwest Fiduciary, Inc. to Adagio Trust Co., effective as of January 1, 2007.

WHEREAS, the trusteeship of the “C” Irrevocable Trust dated December 20, 1982 (Mark V. Shoen, Grantor) and the “C” Irrevocable Trust dated December 20, 1982 (Edward J. Shoen, Grantor) has changed from Southwest Fiduciary, Inc. to Adagio Trust Co., effective as of March 1, 2007.

NOW, THEREFORE, pursuant to Section 6 of the Agreement, Adagio Trust Co. (“Adagio”) hereby executes this Counterpart Signature Page to Stockholders’ Agreement dated June 30, 2006, to evidence that Adagio is now a party to the Agreement, in the capacity as Trustee of the three “C” Irrevocable Trusts referenced above. This Counterpart Signature Page shall be attached to, and maintained with, the Agreement. Stockholders holding greater than 60% of all Shares held by all stockholders pursuant to the Agreement have consented hereto.

IN WITNESS WHEREOF, the undersigned executes this Counterpart Signature Page as of March 1________________________, 2007.

Adagio Trust Co., Trustee of that
“C” Irrevocable Trust dated
December 20, 1982 (Mark V. Shoen, Grantor)

By: /s/ Jane Adorno
Its: Vice President

Adagio Trust Co., Trustee of that
“C” Irrevocable Trust dated
December 20, 1982 (James P. Shoen, Grantor)

By: /s/ Jane Adorno
Its: Vice President

Adagio Trust Co., Trustee of that
“C” Irrevocable Trust dated
December 20, 1982 (Edward J. Shoen, Grantor)

By: /s/ Jane Adorno
Its: Vice President